Exhibit 3.2

Amended and Restated Bylaws of
Lucky Strike Entertainment Corporation (a Delaware corporation)
(Amended as of December 12, 2024)

Table of Contents
Page
Article I.    Corporate Offices    1
Section 1.01    Registered Office    1
Section 1.02    Other Offices    1
Article II.    Meetings of Stockholders    1
Section 2.01    Place of Meetings    1
Section 2.02    Annual Meeting    1
Section 2.03    Special Meeting    2
Section 2.04    Notice of Business to be Brought before a Meeting    2
Section 2.05    Notice of Nominations for Election to the Board    6
Section 2.06    Notice of Stockholders’ Meetings    10
Section 2.07    Quorum    10
Section 2.08    Adjourned Meeting; Notice    11
Section 2.09    Conduct of Business    11
Section 2.10    Voting    12
Section 2.11    Record Date for Stockholder Meetings and Other Purposes    12
Section 2.12    Proxies    13
Section 2.13    List of Stockholders Entitled to Vote    13
Section 2.14    Inspectors of Election    14
Section 2.15    Action Without a Meeting    15
Section 2.16    Delivery to the Corporation.    15
Article III.    Directors    15
Section 3.01    Powers    15
Section 3.02    Number of Directors    16
Section 3.03    Election, Qualification and Term of Office of Directors    16
Section 3.04    Resignation and Vacancies    16
Section 3.05    Place of Meetings; Meetings by Telephone    16
Section 3.06    Regular Meetings    17
Section 3.07    Special Meetings; Notice    17
Section 3.08    Quorum; Action by Majority Vote    17
Section 3.09    Adjourned Meetings    18
Section 3.10    Notice Procedure    18
Section 3.11    Waiver of Notice    18
Section 3.12    Organization    18
Section 3.13    Board Action without a Meeting    18
Section 3.14    Fees and Compensation of Directors    19
Article IV.    Committees    19
Section 4.01    Committees of Directors    19
Section 4.02    Meetings and Actions of Committees    19
Section 4.03    Subcommittees    20
Article V.    Officers    20
Section 5.01    Officers    20
Section 5.02    Appointment of Officers; Term of Office; Remuneration    20
i

TABLE OF CONTENTS
(continued)
Page
Section 5.03    Subordinate Officers    20
Section 5.04    Removal and Resignation of Officers    21
Section 5.05    Vacancies in Offices    21
Section 5.06    Representation of Shares of Other Entities    21
Section 5.07    Authority and Duties of Officers    21
Section 5.08    Compensation.    23
Article VI.    Records    23
Article VII.    General Matters    23
Section 7.01    Execution of Corporate Contracts and Instruments    23
Section 7.02    Stock Certificates    24
Section 7.03    Special Designation of Certificates.    24
Section 7.04    Lost Certificates    24
Section 7.05    Construction; Definitions    24
Section 7.06    Dividends    25
Section 7.07    Fiscal Year    25
Section 7.08    Seal    25
Section 7.09    Transfer of Stock    25
Section 7.10    Stock Transfer Agreements    25
Section 7.11    Registered Stockholders    25
Section 7.12    Waiver of Notice    26
Section 7.13    Time Periods    26
Section 7.14    Conflict with Applicable Law or Certificate of Incorporation    26
Article VIII.    Notice    26
Article IX.    Amendments    27
Article X.    Indemnification    28
Section 10.01    Right to Indemnification    28
Section 10.02    Prepayment of Expenses    28
Section 10.03    Claims    28
Section 10.04    Nonexclusivity of Rights    28
Section 10.05    Other Sources    29
Section 10.06    Amendment or Repeal    29
Section 10.07    Other Indemnification and Prepayment Expenses    29
Article XI.    Definitions    29
ii

Amended and Restated Bylaws of
Lucky Strike Entertainment Corporation
(Amended as of December 12, 2024)

Article I.    Corporate Offices
Section 1.01    Registered Office.
The address of the registered office of Lucky Strike Entertainment Corporation (the “Corporation”) is 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).
Section 1.02    Other Offices.
The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II.    Meetings of Stockholders
Section 2.01    Place of Meetings.
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
Section 2.02    Annual Meeting.
The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.04 may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 2.03    Special Meeting.
Special meetings of the stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation.
No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.
Section 2.04    Notice of Business to be Brought before a Meeting.
(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section 2.04. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board or any committee thereof, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or any committee thereof or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who
(A) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.04 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.04 in all applicable respects. Except with respect to the nomination or election of directors (which are governed by Section 2.05), the immediately foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the Corporation’s notice of meeting. Any business brought before a meeting in accordance with Section 2.04(a)(iii) is referred to as “Stockholder Business”. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.05, and this Section 2.04 shall not be applicable to nominations except as expressly provided in Section 2.05.
(b)    Subject to Section 2.04(h), for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.04. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting of the stockholders; provided, that if (A) the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date or (B) no annual meeting was held during the prior year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which Public Disclosure of the date of such annual meeting was first made by the Corporation; provided, further, that for purposes of the Corporation’s first annual meeting of stockholders after the closing of the Corporation’s business combination transaction with Bowlero Corp., a Delaware corporation, pursuant to that certain Business

Combination Agreement, dated as of July 1, 2021, the date of the prior year’s annual meeting of stockholders shall be deemed to be July 1, 2021 (such notice within such time periods, “Timely Notice”). In no event shall any adjournment, postponement or deferral of an annual meeting or the Public Disclosure thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(c)    For business to be properly brought before an annual meeting by a stockholder, it must be in proper form. To be in proper form for purposes of this Section 2.04, the notice to the Secretary of the Corporation shall set forth:
(i)    the name and address of each stockholder proposing Stockholder Business (each, a “Proponent”) as they appear on the Corporation’s books and records;
(ii)    the name and address of any Stockholder Associated Person;
(iii)    as to each Proponent and any Stockholder Associated Person:
(A)    the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by each such Proponent or Stockholder Associated Person and the date such shares were acquired;
(B)    a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among any Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing;
(C)    any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by any Proponent or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(D)    a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, by, or on behalf of, any Proponent or any Stockholder Associated Person and that remains in effect, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of any Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”);
(E)    a description in reasonable detail of any proxy (including revocable proxies), agreement, arrangement, understanding or other relationship pursuant to which any Proponent or any Stockholder Associated Person has a right to vote any shares of stock of the Corporation;

(F)    any performance-related fees (other than an asset-based fee) that any Proponent or any Stockholder Associated Person is entitled to be based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice;

(G)    any material pending or threatened legal proceeding in which any Proponent or any Stockholder Associated Person is a party or material participant involving the Corporation or any of its affiliates, officers or directors;
(H)    any other material relationship between any Proponent or any Stockholder Associated Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; and
(I)    any direct or indirect material interest in any material contract or agreement of any Proponent or any Stockholder Associated Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) (the disclosures made pursuant to Section 2.04(c)(i) through (iii) are referred to as “Stockholder Information”);
(iv)    as to each item of Stockholder Business that the stockholder proposes to bring before the annual meeting, (A) a brief description of such Stockholder Business and any material interest in such Stockholder Business of each Proponent and any Stockholder Associated Person, (B) the text of the proposal or Stockholder Business (including the text of any resolutions proposed for consideration and in the event that such Stockholder Business includes a proposal to amend these bylaws, the language of the proposed amendment) and (C) the reasons for conducting such Stockholder Business at the meeting;
(v)    a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by a qualified representative at the meeting to propose such Stockholder Business;
(vi)    a representation as to whether any Proponent intends or is part of a group that intends to (A) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (B) otherwise solicit proxies from stockholders in support of such Stockholder Business;
(vii)    any other information relating to any Proponent or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proponent or any Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; and
(viii)    a representation that each Proponent shall provide all other information and affirmations, updates and supplements required pursuant to these bylaws.
(d)    Each Proponent shall also provide any other information reasonably requested by the Corporation within ten (10) business days after each such request.

(e)    Each Proponent shall affirm as true and correct the information provided to the Corporation in the notice provided pursuant to Section 2.04(c) or at the Corporation’s request pursuant to Section 2.04(d) (and shall update and supplement such information, if necessary, so that the information provided or required to be provided in such notice shall be true and correct) as of (i) the record date for stockholders entitled to vote at the meeting and (ii) the date that is ten (10) business days prior to the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than (A) five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the affirmation, update and/or supplement required to be made as of such record date) and (B) seven (7) business days prior to the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten (10) business days before the meeting or reconvening any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(f)    Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.04. Except to the extent otherwise determined by the Board, the presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.04, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(g)    Except to the extent otherwise determined by the Board, if a Proponent (or a qualified representative of such Proponent) does not appear at the meeting of stockholders to present the Stockholder Business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(h)    This Section 2.04 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a- 8 under the Exchange Act and included in the Corporation’s proxy statement. Nothing in this Section 2.04 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.04 with respect to any business proposed to be brought before an annual meeting, each Proponent shall comply with all applicable requirements of the Exchange Act with respect to any such business.
(i)    For purposes of these bylaws, “present in person” shall mean that the stockholder proposing that the business be brought before a meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such meeting.

(j)    For purposes of these bylaws, “Public Disclosure” shall mean disclosure in a press release reported by the Dow Jones News Services, Associated Press or a comparable U.S. national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(k)    For purposes of these bylaws, a “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(l)    For purposes of these bylaws, “Stockholder Associated Person” means with respect to any stockholder, (i) any other beneficial owner of stock of the Corporation that is owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner.
Section 2.05    Notice of Nominations for Election to the Board.
(a)    Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the Corporation’s notice of meeting) may be made at such meeting only (i) as provided in that certain Stockholders Agreement, dated as of July 1, 2021, by and among the Corporation and certain stockholders of the Corporation (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Stockholders Agreement”),] (ii) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (iii) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.05 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.05 as to such notice and nomination. Persons nominated in accordance with Section 2.05(a)(iii) are referred to as “Stockholder Nominees”. A stockholder nominating persons for election to the Board is referred to as the “Nominating Stockholder”. Subject to Section 2.05(n), other than as provided in the Stockholders Agreement, the foregoing clause (iii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.
(b)    Subject to Section 2.05(n), all nominations of Stockholder Nominees may only be made by timely written notice in proper form given by, or on behalf of, a stockholder of record of the Corporation. To be timely, such notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation, by the following dates:
(i)    in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of Stockholders at which directors are to be elected, the Nominating Stockholder must provide Timely Notice (as defined in Section 2.04) thereof in writing, in proper form and in accordance with this Section 2.05 to the Secretary of the Corporation at the principal executive offices of the Corporation; and

(ii)    in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of Stockholders, the Nominating Stockholder must provide notice thereof in writing, in proper form and in accordance with this Section 2.05 to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which Public Disclosure of the date of such special meeting was first made by the Corporation.
(c)    In no event shall any adjournment, postponement or deferral, of an annual meeting or special meeting or the Public Disclosure thereof commence a new time period (or extend any time period) for the giving of a Nominating Stockholder’s notice as described above.
(d)    In no event may a Nominating Stockholder provide timely notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. Notwithstanding anything to the contrary, if the number of directors to be elected to the Board at a meeting of stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting (in the case of an annual meeting) or before such special meeting (in the case of a special meeting), such notice shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary of the Corporation, no later than the close of business on the tenth (10th) day following the day on which such Public Disclosure is first made by the Corporation.
(e)    To be in proper form for purposes of this Section 2.05, a Nominating Stockholder’s notice to the Secretary of the Corporation shall set forth:
(i)    as to each Nominating Stockholder and Stockholder Associated Person, the Stockholder Information (as defined in Section 2.04(c)(iii), except that for purposes of this Section 2.05, the term “Nominating Stockholder” shall be substituted for the term “Proponent” in all places it appears in Section 2.04(c)(iii) and the disclosure required by Section 2.04(c)(iii)(B) may be omitted for purposes of this Section 2.05(e)(i));
(ii)    as to each Stockholder Nominee and Stockholder Associated Person, (A) all information relating to such Stockholder Nominee and Stockholder Associated Person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act (including such Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith were the “registrant” for purposes of such rule and such

Stockholder Nominee were a director or executive officer of such registrant and (C) a completed and signed questionnaire, representation and agreement as provided in Section 2.05(i);
(iii)    a representation that each Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by a qualified representative at the meeting to propose such nomination;
(iv)    a representation as to whether the Nominating Stockholders intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from stockholders in support of such nomination; and
(v)    a representation that the Nominating Stockholders shall provide all other information and affirmations, updates and supplements required pursuant to these Bylaws.
(f)    The Nominating Stockholders shall also provide any other information reasonably requested from time to time by the Corporation within ten (10) business days after each such request.
(g)    A Nominating Stockholder shall affirm as true and correct the information provided to the Corporation in the notice provided pursuant to Section 2.05(e) or at the Corporation’s request pursuant to Section 2.05(f) and shall update and supplement such information, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of (i) the record date for stockholders entitled to vote at the meeting and (ii) the date that is ten (10) business days prior to the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than (A) five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the affirmation, update and/or supplement required to be made as of such record date) and (B) seven (7) business days prior to the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten (10) business days before the meeting or reconvening any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Nominating Stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Nominating Stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(h)    In addition to the requirements of this Section 2.05 with respect to any nomination proposed to be made at a meeting, each Nominating Stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
(i)    To be qualified to be a candidate for election or reelection as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Section 2.05 and the candidate for election must deliver (in the case of a Stockholder Nominee, in accordance with the time period prescribed for delivery of a notice of nomination under Section 2.05(b), and in the case of a person nominated by or at the direction of the Board or any committee thereof, upon request of the Secretary of the Corporation from time to time) to the Secretary of the Corporation at the principal executive offices of the Corporation:
(i)    a completed and signed written questionnaire (in a form provided by the Secretary of the Corporation) with respect to the background, qualifications, stock ownership and independence of such person and the background of any other person or entity on whose behalf the nomination is being made;
(ii)    information as necessary to permit the Board to determine if such nominee (A) is independent under, and satisfies the audit, compensation or other board committee independence requirements under, the applicable rules and listing standards of the principal national securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Directors and Board committee members, (B) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time, or (C) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past 10 years ((A) through (C) collectively, the “Independence Standards”);
(iii)    a written representation and agreement (in a form provided by the Secretary of the Corporation) that such candidate for nomination (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply with such proposed nominee’s fiduciary duties as a director under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director and (D) currently intends to serve as a director for the full term for which he or she is standing for election; and
(iv)    such candidate’s written consent to being named as a nominee for election as a director and to serving as a director if elected.
The Secretary of the Corporation shall provide any stockholder the forms of the written questionnaire and written representation and agreement referred to in this Section 2.05(i) following written request therefor.
(j)    The Board may also require any proposed candidate for election as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate to be an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines if elected.
(k)    No Stockholder Nominee shall be eligible for election as a director of the Corporation unless such Stockholder Nominee and the Nominating Stockholder seeking to place such Stockholder Nominee’s name in nomination has complied with this Section 2.05. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.05, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the Stockholder Nominee in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the Stockholder Nominee in question) shall be void and of no force or effect.
(l)    Notwithstanding anything in these bylaws to the contrary, no candidate for election shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.05.
(m)    If the Nominating Stockholder (or a qualified representative of the Nominating Stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominee, such nomination shall be disregarded and such Stockholder Nominee shall not be qualified for election as a director, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(n)    Nothing in this Section 2.05 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.
Section 2.06    Notice of Stockholders’ Meetings.
Whenever under the provisions of applicable law, the Certificate of Incorporation or these bylaws stockholders are required or permitted to take any action at a meeting, a notice of the meeting, whether annual or special, in the form of a writing or electronic transmission shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the Notice Record Date (as defined below) and the Voting Record Date (as defined below), if such date is different from the Notice Record Date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given to each stockholder entitled to vote at such meeting as of the Notice Record Date in accordance with Article VIII not less than ten (10) nor more than sixty (60) days before the date of the meeting.
Section 2.07    Quorum.
Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote,

present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, except that when specified business is to be voted on by one or more classes or series of stock voting as a separate class, the holders of a majority of the voting power of the shares of such classes or series shall constitute a quorum of such separate class for the transaction of such business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present in person or represented by proxy at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) in the absence of such person, a majority in voting power of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.08 until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.
Section 2.08 Adjourned Meeting; Notice.
If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new Notice Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. If after the adjournment a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with Section 2.11(c) and shall give notice of such adjourned meeting to each stockholder entitled to vote at such meeting as of the Notice Record Date.
Section 2.09 Conduct of Business.
Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; and (d) limitations on the time allotted to questions or comments by participants. Subject to any prior, contrary determination by the Board, the presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Unless otherwise designated by the Board, the Chief Executive Officer shall preside over the meeting and the Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.
Section 2.10 Voting.
At any meeting of stockholders, all matters other than the election of directors, and except as otherwise provided by the Certificate of Incorporation, these bylaws or any applicable law, shall be decided by the affirmative vote of a majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of stockholders for the election of directors, each director shall be elected by a plurality of the votes cast with respect to the director.
Section 2.11 Record Date for Stockholder Meetings and Other Purposes.
(a)    For the purpose of determining the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. The Notice Record Date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). Subject to Section 2.15, for the purposes of determining the stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 10 days after the date on which the record date was fixed by the Board. For the purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) days prior to such action.
(b)    Subject to Section 2.15, if no such record date is fixed by the Board:
(i)    the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
(ii)    the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board is required by applicable law, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board takes such prior action; and
(iii)    the record date for the purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(c)    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.
Section 2.12    Proxies.
Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.
Section 2.13    List of Stockholders Entitled to Vote.
The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10)

days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, at the stockholder’s expense,for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network or other electronic means as permitted by applicable law, or (b) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.13 or to vote in person or by proxy at any meeting of stockholders.
Section 2.14 Inspectors of Election.
Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election, who may be employees of the Corporation, to act at the meeting or its adjournment and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.
Such inspectors shall:
(a)    ascertain the number of shares outstanding and the voting power of each;
(b)    determine the shares represented at the meeting and the validity of proxies and ballots;
(c)    count all votes and ballots;
(d)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(e)    certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.
Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.15    Action Without a Meeting.
If, and only if, the Certificate of Incorporation permits action to be taken without a meeting, without prior notice and without a vote, then a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first date on which a written consent is delivered to the Corporation in the manner required by this Section 2.15, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
Section 2.16    Delivery to the Corporation.
Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

Article III.    Directors
Section 3.01    Powers.
Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02    Number of Directors.
Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
Section 3.03    Election, Qualification and Term of Office of Directors.
Except as provided in Section 3.04, and subject to the Certificate of Incorporation and the Stockholders Agreement, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders, citizens of the United States or residents of the State of Delaware. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.
Section 3.04    Resignation and Vacancies.
Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairperson or the Secretary of the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. Subject to the Stockholders Agreement, when one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.03.
Subject to the Stockholders Agreement, and unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
Section 3.05    Place of Meetings; Meetings by Telephone.
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

Section 3.06    Regular Meetings.
Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.
Section 3.07    Special Meetings; Notice.
Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation or a majority of the total number of directors constituting the Board.
Notice of the time and place of special meetings shall be:
(a)    delivered personally by hand, by courier or by telephone;
(b)    sent by United States first-class mail, postage prepaid;
(c)    sent by facsimile or electronic mail; or
(d)    sent by other means of electronic transmission,
directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
Section 3.08 Quorum; Action by Majority Vote.
At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the directors then in office shall constitute a quorum for the transaction of business; provided, that a quorum shall not be less than one third of the total number of directors assuming there were no vacancies. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws.

Section 3.09    Adjourned Meetings.
A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment; provided, however, that notice of the adjourned meeting need not be given if (a) the adjournment is for 24 hours or less and (b) the time, place, if any, and means of remote communication, if any, are announced at the meeting at which the adjournment is taken. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
Section 3.10    Notice Procedure.
Subject to Section 3.09 and Section 3.11, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, telecopy or by electronic mail or other means of electronic transmission. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.
Section 3.11    Waiver of Notice.
Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these bylaws, a written waiver signed by the director, or a waiver by electronic transmission by such director, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.
Section 3.12    Organization.
At each meeting of the Board, the Chairperson or, in his or her absence, another director selected by the Board shall preside. The Secretary of the Corporation shall act as secretary at each meeting of the Board. If the Secretary of the Corporation is absent from any meeting of the Board, the person presiding at the meeting may appoint any person to act as secretary of the meeting.
Section 3.13    Board Action without a Meeting.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.
Section 3.14    Fees and Compensation of Directors.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV.    Committees
Section 4.01    Committees of Directors.
The Board may designate one (1) or more committees in accordance with Section 141(c) of the DGCL, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.
Section 4.02    Meetings and Actions of Committees.
Unless the Board provides otherwise, at all meetings of a committee, a majority of the then authorized number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting of such committee at which there is a quorum shall be the act of the committee. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(a)    Section 3.05 (Place of Meetings; Meetings by Telephone);
(b)    Section 3.06 (Regular Meetings);
(c)    Section 3.07 (Special Meetings; Notice);
(d)    Section 3.13 (Board Action without a Meeting); and

(e)    Section 7.12 (Waiver of Notice),
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that:
(i)    the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
(ii)    special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and
(iii)    the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.02, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.
Section 4.03    Subcommittees.
Unless otherwise provided in the Certificate of Incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V.    Officers
Section 5.01    Officers.
The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation, except that only directors shall be eligible to be Chairperson or Vice Chairperson of the Board.
Section 5.02    Appointment of Officers; Term of Office; Remuneration.
The Board shall elect the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03. Subject to Section 5.05, each officer once elected shall hold office until such officer’s successor has been elected and qualified or until such officer’s earlier death, resignation or removal.
Section 5.03    Subordinate Officers.
The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.
Section 5.04    Removal and Resignation of Officers.
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.
Any officer may resign at any time by giving written notice to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
Section 5.05    Vacancies in Offices.
Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.03.
Section 5.06    Representation of Shares of Other Entities.
The Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote (including by written consent), represent and exercise on behalf of the Corporation all rights incident to any and all shares or voting securities of any other entities owned or held by the Corporation for itself, or for other parties in any capacity. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
Section 5.07    Authority and Duties of Officers.
(a)    Chairperson. The Chairperson shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board. Only Directors shall be eligible to be the Chairperson.
(b)    Chief Executive Officer. The Chief Executive Officer shall have general supervision over, and direction of, the business and affairs of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board at which the Chairperson and the Vice Chairperson (if there be one) are not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may be determined from time to time by the Board. Unless there shall have been elected one or more Presidents of the Corporation, the Chief Executive Officer shall be the President of the Corporation.
(c)    President. Each President shall have such general powers and duties of supervision over the business of the Corporation and other duties incident to the office of President, and any other duties as may from time to time be assigned to the President by the Board and subject to the control of the Board in each case. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.
(d)    Vice Presidents. Vice Presidents shall have the duties incident to the office of Vice President and any other duties that may from time to time be assigned to the Vice President by the President or the Board. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.
(e)    Secretary. The Secretary shall attend all meetings of the Board and of the stockholders, record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the stockholders and perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary or an Assistant Secretary, shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, the Chief Executive Officer or the President.
(f)    Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the Chief Executive Officer, President or the Board, whenever the Chief Executive Officer, President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, the Chief Executive Officer or the President.
(g)    Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chief Executive Officer or the President.
Section 5.08 Compensation.
The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI.    Records
A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (a) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (b) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (c) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII.    General Matters
Section 7.01 Execution of Corporate Contracts and Instruments.
The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

Section 7.02    Stock Certificates.
The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 7.03    Special Designation of Certificates.
If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 7.04    Lost Certificates.
Except as provided in this Section 7.04, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 7.05    Construction; Definitions.
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.
Section 7.06    Dividends.
The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.
The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.
Section 7.07    Fiscal Year.
The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.
Section 7.08    Seal.
The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
Section 7.09    Transfer of Stock.
Shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.
Section 7.10    Stock Transfer Agreements.
The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
Section 7.11    Registered Stockholders.

The Corporation:
(a)    shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and
(b)    shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
Section 7.12    Waiver of Notice.
Whenever notice is required to be given under any provision of applicable law, the Certificate of Incorporation or these bylaws, a written waiver, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the stockholder entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.
Section 7.13    Time Periods.
In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used unless otherwise specified, the day of the doing of the act shall be excluded, and the day of the event shall be included.
Section 7.14    Conflict with Applicable Law or Certificate of Incorporation.
These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Article VIII. Notice
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.
Any notice given pursuant to the preceding paragraph shall be deemed given:
(a)    if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(b)    if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(c)    if by any other form of electronic transmission, when directed to the stockholder.
Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (A) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (B) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action.
An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX.    Amendments
The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least two- thirds of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.

Article X.    Indemnification
Section 10.01 Right to Indemnification.
The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of the Corporation to procure a judgment in its favor) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.03, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.
Section 10.02 Prepayment of Expenses.
To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article X or otherwise.
Section 10.03 Claims.
If a claim for indemnification or advancement of expenses under this Article X is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 10.04 Nonexclusivity of Rights.
The rights conferred on any Covered Person by this Article X shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these bylaws, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

Section 10.05 Other Sources.
The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.
Section 10.06 Amendment or Repeal.
Any amendment or repeal of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.
Section 10.07 Other Indemnification and Prepayment Expenses.
This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article XI.    Definitions
As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:
An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).
An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.
The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.